April 28, 1995






Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

               Re:  Kansas City Power & Light Company
                    Registration Statement on Form S-8

Ladies and Gentlemen:

     Kansas City Power & Light Company hereby files through the Securities and Exchange Commission's EDGAR System a Registration Statement on Form S-8, including exhibits, for the registration of additional shares of common stock in the Company's Employee Savings Plus Plan.

     The filing fee in the amount of $11,605.58 has previously been wired to the SEC's account at Mellon Bank for the Company's account.

                              Very truly yours,

                              /s/Jeanie Sell Latz

                              Jeanie Sell Latz
                              (816) 556-2936


JSL:jh


Conformed Copy:     Mr. Charles Leber
                    Branch Chief
                    Securities and Exchange Commission
                    450 Fifth Street, NW
                    Washington, DC  20549